Exhibit 99.2
CONSULTING AGREEMENT
     THIS CONSULTING (the “Agreement”), is made and entered into this 1st day of September, 2007, by and between A. SCHULMAN, INC. a Delaware corporation (the “Corporation”) and John M. Myles (the “Consultant”).
RECITALS:
     A. The Corporation desires the Consultant to provide certain services as an independent contractor consultant and the Consultant desires to provide such services to Corporation as an independent contractor consultant, pursuant to the terms and conditions of this Agreement.
     B. The Corporation and the Consultant do not intend to be bound to any employment contract, express or implied, and the Corporation and the Consultant hereby agree that the Consultant is not and shall not for any purposes be considered an employee of the Corporation.
     C. The Corporation and the Consultant intend to be bound by the terms of this Agreement, and further intend that this Agreement shall encompass all terms and conditions of their relationship.
     In consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:
Section 1. Consideration
     Except as otherwise provided in this Agreement, this Agreement shall become effective on September 1, 2007, and shall remain in effect until August 31, 2008, unless the independent contractor relationship is terminated in accordance herewith.
     The parties also agree that this Agreement may be immediately terminated under the following circumstances:
(a)	by mutual agreement of the parties; or

(b)	by the Corporation “for cause”, which shall constitute conduct of Consultant that is prejudicial to the Corporation, including, but not limited to, disclosure of Confidential Information (as hereinafter defined), unprofessional conduct, neglect, inefficiency, or incompetency and/or failure to perform the obligations of this Agreement in a professional and timely manner, provided that such conduct shall be considered grounds to terminate the Agreement only if Consultant fails to cure any “for cause” conduct within 30 days after delivery to Consultant of a notice from the Corporation specifying such “for cause” conduct.

     In the event of termination of this Agreement by either party, irrespective of the basis for such termination, the Consultant shall be entitled to receive his Fee up through the date of termination. The parties understand and agree that the Consultant shall not be entitled to further payment or benefits of any kind, and the Corporation shall have no further obligation or liability to the Consultant in any respect.
Section 2. Services
     Consultant shall provide services under this Agreement as set forth in Exhibit A to this Agreement, attached hereto and incorporated herein (the “Services”).
     The Corporation agrees not to exert or retain control of the terms, mode and manner of the Services to be performed by the Consultant. Rather, it is the intent of the Corporation and the Consultant that the Consultant shall have the right to control all terms and conditions of the work the Consultant is performing for the Corporation, except as set forth in this Agreement. It is understood that Consultant’s Services will be rendered at the location of Consultant’s choosing. In the performance of the Services, the hours of work on any given day will be entirely within the Consultant’s control. The Corporation will only require that Consultant shall be responsible for completing tasks within time frames agreed upon by Consultant and the Corporation. Consultant further agrees that all equipment used in the performance of the Services will be owned and maintained by the Consultant. Consultant agrees to be available for meetings with Corporation personnel as may be reasonably necessary.
Section 3. Compensation
     Consultant will be compensated for the Services rendered hereunder through a monthly consulting fee in the amount of Fifteen Thousand Seven Hundred Fifty Dollars ($15,750.00) (the “Fee”). Consultant shall be paid the Fee in accordance with the Corporation’s policies, which payments shall be not less than monthly. Additionally, since the parties have an independent contractor relationship and not an employer-employee relationship, the Consultant understands and agrees that the Corporation will reimburse the Consultant for any expenses associated with travel for company business, but will not pay, compensate or reimburse Consultant for perquisites or benefits that typically arise from an employment relationship, including, but not limited to, health benefits, vacation pay, sick pay, disability insurance, life insurance, retirement benefits, cellular phone/pager reimbursement, etc. Consultant’s sole and exclusive compensation for his provision of the Services shall be the Fee.
Section 4. Independent Contractor
     The parties intend that this Agreement creates an independent contractor relationship between them. The Corporation is interested only in the results to be achieved from the relationship with the Consultant under this Agreement, and the manner and means of conducting or controlling Consultant’s work will be solely and exclusively his prerogative. Consultant is not to be considered the Corporation’s employee for any purpose, including social security or any other taxes or withholdings. It is further agreed that the provisions of any workers’ compensation law shall not apply, and the Consultant shall not be eligible to receive workers’ compensation benefits. The Corporation and the Consultant further agree that at the termination of this Agreement, the Consultant shall not be eligible for benefits under any unemployment compensation law. No employer-employee relationship is created under this Agreement.
     Consultant understands and agrees that since he is not an employee, Consultant is not eligible for and will not participate in any pension, health, or other fringe benefit plans of the Corporation. The Corporation shall not deduct from amounts paid to Consultant pursuant to this Agreement any federal, state, or local withholding taxes of any kind or nature. The Consultant acknowledges that as an independent contractor, the Consultant shall be responsible for the payment of any and all taxes or assessments owed upon the Fee paid by the Corporation to the Consultant for the Services provided under this Agreement. The Consultant shall, upon request by the Corporation, provide information to the satisfaction of the Corporation that the Consultant has timely paid all income taxes resulting from payments of the Fee pursuant to this Agreement and that the Consultant has lawfully paid and withheld self-employment taxes, including but not limited to social security and Medicare.
     Further, Consultant is not authorized to bind the Corporation or make any representations on the Corporation’s behalf, except such representations concerning the Services as may be expressly authorized from time to time by the Corporation.
Section 5. Work Product of Corporation
     In consideration hereof, Consultant transfers to the Corporation any and all work product related to the Corporation that he develops or improves during the course of this engagement. Consultant covenants that all ideas, inventions, product developments or improvements, works of authorship and patent information, and all rights acquired thereof which he creates, conceives, or develops, either jointly or severally with others, which are based on the business of the Corporation or based on the Services provided to the Corporation, shall be the Corporation’s property and Consultant hereby assigns all such ownership and rights therein to the Corporation. The parties expressly understand and agree that this is a “work for hire” arrangement, and Consultant agrees and accepts that he will have no interest in know-how, copyright, trade-marks or trade names, notwithstanding the fact that the Consultant may have created or contributed to the creation of the same.
Section 6. Nondisclosure and Non-appropriation of Information
     In consideration hereof, Consultant agrees to abide by the terms and conditions set out in the Separation Agreement between Corporation and Consultant, dated August 31, 2007 (“Separation Agreement”), which restrict the disclosure and appropriation of business information.
Section 7. Restrictive Covenants
     Consultant acknowledges and agrees that as a condition of engagement pursuant to this Agreement that Consultant will abide by the terms and conditions contained in the Separation Agreement which restrict the Consultant from engaging in competitive conduct.

Section 8. Injunction
     The parties acknowledge and agree, due to the subject matter of this Agreement, that money damages will be an inadequate remedy for a breach by Consultant of any of the obligations hereunder. Consequently, if Consultant breaches or threatens to breach any of the obligations under this Agreement, Consultant agrees that the Corporation shall have the right, in addition to any other rights or remedies available to it at law or in equity, to obtain equitable relief, including, without limitation, injunctive relief and specific performance, in the event of any breach or threatened breach. Further, the parties hereto agree and declare that it may be impossible to measure in monetary terms the damages that may accrue to the Corporation by reason of Consultant’s violation of this Agreement. Therefore, in the event that the Corporation, or any successor in interest thereto, shall institute an action or proceeding to enforce the provisions of this Agreement, each party or other person against whom such action or proceeding is brought shall and hereby does, in advance, waive the claim or defense that there is adequate remedy at law. In the event such injunctive relief is warranted and obtained by the Corporation, Consultant agrees to pay all costs of said action, including reasonable attorney fees. Each of the parties hereto acknowledges each to the other that the covenants contained in this Agreement are fair, reasonable and just, under the circumstances, and are not a penalty.
Section 9. Severability
     If any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not, in any way, be ineffective or impaired thereby. It is the intention of the Corporation and the Consultant that if any provision of this Agreement is susceptible of two or more constructions, one of which would render the provision unenforceable and the other or others of which would render the provision enforceable, then the provision shall have the meaning which renders it enforceable.
Section 10. Governing Law
     This Agreement shall be governed by the substantive laws of the State of Ohio without giving effect to any laws or rules relating to conflicts of laws that would cause application of the laws of any jurisdiction other than the State of Ohio.
Section 11. Construction
     Whenever used in this Agreement, the singular word shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

Section 12. Entire Agreement and Modification
     This Agreement constitutes the entire agreement between the parties hereto in respect of its subject matter and supersedes all prior and contemporaneous agreements between the parties hereto in connection with the subject matter of this Agreement. No officer, employee or other servant or agent of the Corporation or of the Consultant is authorized to make any representation, warranty or other promise not contained in this Agreement. No change, termination or attempted waiver of any of the provisions of this Agreement shall be binding upon the Corporation or the Consultant unless in writing and signed by the party to be charged.
Section 13. Waiver
     Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of any such term, covenant or condition, nor shall any such failure at any one time or times be deemed a waiver or relinquishment at any other time or times of any right under the terms, covenants or conditions hereof.
Section 14. Assignment
     This Agreement shall inure to the benefit of and be binding upon the Corporation and its successors and assigns, including but not limited to any of its affiliates or subsidiaries. Rights and obligations of the Consultant hereunder may not be delegated, assigned or otherwise transferred.
Section 15. Survival
     The parties understand and agree that upon termination of this Agreement for any reason, including “for cause” termination, and, subject to the terms therein, the obligations under paragraphs 5, 6, 7 and 8 shall survive any termination of this Agreement.
[signature page immediately follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of this 20th day of August, 2007.

A. SCHULMAN, INC.
By:	Bary Rhodes
Its: Executive Vice President — North America

CONSULTANT:
/s/ John M. Myles
Print name: John M. Myles

Exhibit A
Description of Services
A. Schulman, Inc.
1183 Home Avenue
Akron, Ohio 44310
Agreement for John Myles Support Commitment — August 31, 2007:
During first 2 months while A. Schulman completes the search and orientation of new Research and Development Manager, John will support A. Schulman by being available 8 to 12 days per month.
The remaining days will be spread across the remaining 10 months in support of special projects as designated by Engineered Compounds General Manager.
Those projects are expected to be related to support of processes like, ISIS for project management, system for development to plant scale up process for developing R&D metrics and tracking.
Ron Andres
Engineered Compounds General Manager